POWER OF ATTORNEY

       The undersigned hereby appoints each of Kenneth
M. Siegel, Margo Smith, and Paul Moore as the undersigned's true and lawful attorneys-in-fact, each with the authority, acting alone, to:

      (1) prepare, execute in the
          undersigned's name and on the
          undersigned's behalf, and submit to the
          U.S. Securities and Exchange Commission
          (the "SEC") a Form ID, including
          amendments thereto, and any other
          documents necessary or appropriate to
          obtain codes and passwords enabling the
          undersigned to make electronic filings
          with the SEC of reports required by
          Section 16(a) of the Securities Exchange
          Act of 1934 or any rule or regulation of the SEC;

     (2)  prepare, execute in the
          undersigned's name and on the
          undersigned's behalf in the undersigned's capacity as an executive officer and/or director of Verigy Ltd. (the "Company"), and file with the SEC Forms 3, 4, and 5
          (including any successor forms and any
          amendments to any form previously filed) required to be filed in accordance with
          Section 16(a) of the Securities Exchange
          Act of 1934 and the rules thereunder; and

     (3)  take any other action of any type
          whatsoever in connection with the
          foregoing which, in the opinion of such
          attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

          The undersigned hereby grants to each
     attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply or liabilities resulting from the undersigned's failure to comply with Section 16 of the Securities Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of:


                                 Steven W. Berglund
                                 ______________________
                                      Print Name


                                 /s/ Steven W. Berglund
                                 _______________________
                                       Signature

                                 January 2, 2008
                                 _______________________
                                        Date